Friedlob Sanderson Raskin
                           Paulson & Tourtillott, LLC
                           --------------------------               EXHIBIT 5.1

                 1400 Glenarm Place Denver, Colorado 80202-5099
              (303) 571-1400 FAX (303) 595-3159 FAX (303) 595-3970
                       Internet: 72731.505@Compuserve.Com

                                                         DTC Office
                                                   8400 East Prentice Avenue
                                                 Englewood, Colorado 80111-2918

                               September 11, 1996

Medical Dynamics, Inc.
99 Inverness Drive East
Englewood, CO  80112

Re:      Registration Statement on Form S-8
         Opinion of Counsel

Ladies and Gentlemen:

     As counsel for Medical Dynamics, Inc., a Colorado corporation (the "Corporation"), we have examined the Articles of Incorporation, as amended, the bylaws and minutes of the Corporation and such other corporate records, documents, certificates and other instruments as in our judgment we have deemed relevant for the purposes of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-8, as amended to date (the "Registration Statement"), covering the registration of shares of common stock, $.001 par value per share underlying options (the "Options") issued pursuant to certain employee benefit plans. Based upon the foregoing, we are of the opinion that:

     1. The common stock is duly and validly authorized and a sufficient number of shares has been reserved for issuance upon exercise of the Options.

     2. Upon exercise of the Options in accordance with their terms, the common stock issued will be legally issued as fully paid and non-assessable shares of the Corporation.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                       /S/  FRIEDLOB SANDERSON RASKIN
                                            PAULSON & TOURTILLOTT, LLC
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